Exhibit 5.1

Our Ref	LWP\636512\3319674v1
Direct tel	+852 2971 3096
Email	lorraine.pao@maplesandcalder.com
Duoyuan Global Water Inc.
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing 102600
Peoples’ Republic of China
26 June 2009
Dear Sirs,
Duoyuan Global Water Inc. (the “Company”)
We have been asked to render this opinion in our capacity as counsel as to British Virgin Islands law to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933, as amended, (the “Act”) of 2,105,262 ordinary shares of par value US$0.000033 each in the authorised but unissued share capital of the Company (the “Shares”) for issuance pursuant to the Company’s 2008 Omnibus Incentive Plan (the “Plan”).
As British Virgin Islands counsel to the Company, we have reviewed the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.
It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to the administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Yours faithfully,
Maples and Calder
LWP\636512\3319674V1